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                               SUFFOLK BANCORP
                                EXHIBIT 3.(ii)
                                    BYLAWS
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                                                       By-Laws - Suffolk Bancorp
                                                    as amended November 22, 1993
                                                                          Page 1

                                     BY-LAWS

                                       OF

                                 SUFFOLK BANCORP

                               ARTICLE I - OFFICES


         The principal office of the corporation shall be in the Town of Riverhead, County of Suffolk, State of New York. The corporation may also have offices at such other places within or without the State of New York as the board may from time to time determine or the business of the corporation may require.


                            ARTICLE II - SHAREHOLDERS

1.       PLACE OF MEETINGS.

         Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of New York as the board shall authorize.

2.       ANNUAL MEETING.

         The annual meeting of the shareholders shall be held on the second Tuesday of April at 12:30 P.M. in each year if not a legal holiday, and, if a legal holiday, then on the next business day following at the same hour, when the shareholders shall elect a board and transact such other business as my properly come before the meeting.

3.       SPECIAL MEETING.

         Special meetings of the shareholders may be called by the board, the chairman or the president, and shall be called by the president or the secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.       FIXING RECORD DATE.

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no
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                                                       By-Laws - Suffolk Bancorp
                                                    as amended November 22, 1993
                                                                          Page 2


record date is fixed, it shall be determined in accordance with the provisions of law.

5.       NOTICE OF MEETINGS OF SHAREHOLDERS.

         Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6.       WAIVERS.

         Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.       QUORUM OF SHAREHOLDERS.

         Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.

         When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

         The shareholders present may adjourn the meeting despite the absence of a quorum.

8.       PROXIES.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

         Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.       QUALIFICATION OF VOTERS.

         Every shareholder of record shall be entitled at every meeting of shareholders to one
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                                                       By-Laws - Suffolk Bancorp
                                                    as amended November 22, 1993
                                                                          Page 3


vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

10.      VOTE OF SHAREHOLDERS.

         Except as otherwise required by statute or by the certificate of incorporation which requires the affirmative vote of 70% or more.

         (a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

         (b) all other corporate action shall be authorized by a majority of the votes cast.

11.      INSPECTORS AT SHAREHOLDERS' MEETINGS.

         The board of directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.


                             ARTICLE III - DIRECTORS

1.       BOARD OF DIRECTORS.

         Subject to any provision in the certificate of incorporation the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age and shall be shareholders.

2.       NUMBER OF DIRECTORS.

         The number of directors shall be eight (8). The number of directors may be increased or decreased by action of a majority of the entire board subject to the limitation that no
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                                                       By-Laws - Suffolk Bancorp
                                                    as amended November 22, 1993
                                                                          Page 4


decrease shall shorten the term of any incumbent director.

3.       ELECTION AND TERM OF DIRECTORS.

         The Board of Directors shall be divided into three classes, Class I, Class II, and Class III which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of shareholders in 1985; and each initial director in Class II shall hold office until the annual meeting of shareholders in 1986; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1987. At each annual meeting of stockholders, the stockholders shall elect directors of the class then terminating to hold office until the third annual meeting thereafter.

4.       NOMINATIONS FOR DIRECTORS.

         Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing Board, shall be made in writing and shall be delivered or mailed to the President not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholders; and
(e) the number of shares of capital stock owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election may disregard all votes cast for each such nominee.

5.       NEWLY CREATED OR DECREASED DIRECTORSHIPS.

         In the event of any increase or decrease in the authorized number of directors (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal for cause,
(ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors between the three classes of directors so as to maintain such classes as nearly equal as possible, and (iii) when the number of directors is increased by the board and any newly created directorships are filled by the board, there shall be no classification of the additional directors until the next annual meeting of stockholders.

6.       REMOVAL OF DIRECTORS AND VACANCIES.
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                                                       By-Laws - Suffolk Bancorp
                                                    as amended November 22, 1993
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         a) Each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal for cause. Should a vacancy occur or be created, whether arising through death, resignation or removal for cause of a director or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other classes if there is no remaining member of the class in which the vacancy occurs. A director so elected to fill a vacancy shall serve until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his successor has been duly elected and qualified.

         b) Any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause. As used herein, "cause" shall mean either (i) a felony conviction no longer subject to appeal; (ii) a final adjudication of negligent or improper conduct in the performance of the director's duty to the corporation; or (iii) a final order of removal from office no longer subject to review, duly issued by the appropriate federal banking agency.

7.       RESIGNATION.

         A director may resign at any time by giving written notice to the board, the chairman, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

8.       QUORUM OF DIRECTORS.

         Unless otherwise provided in the certificate of incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

9.       ACTION OF THE BOARD.

         Unless otherwise required by law, the vote of a majority the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number shares, if any which he may hold.

10.      PLACE AND TIME OF BOARD MEETINGS.

         The board may hold its meetings at the office of the corporation or at such other places, either within or without the State of New York, as it may from time to time determine.

11.      REGULAR ANNUAL MEETING.

         A regular annual meeting of the board shall be on the day of the annual meeting of shareholders or as soon thereafter as practicable.
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                                                       By-Laws - Suffolk Bancorp
                                                    as amended November 22, 1993
                                                                          Page 6


12.      NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

         a) Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the chairman upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the chairman or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

         b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

13.      CHAIRMAN.

         At all meetings of the board, the chairman, or in his absence, the president, shall preside.

14.      EXECUTIVE AND OTHER COMMITTEES.

         Examining and Audit Committee. There shall be an Examining Committee composed of not fewer than three independent Directors who are and were not also employees nor officers of the company within the past twelve months, nor beneficial owners of ten percent or more of the stock of the company within the past year. They shall be appointed by the Board annually or more often. The duties of the committee shall be described in the Audit Charter. The Committee may, at its option, retain counsel independently of the Board of Directors.

                         (as amended November 22, 1993)

         The board, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

15.      COMPENSATION.

         No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance, at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                              ARTICLE IV - OFFICERS
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                                                    as amended November 22, 1993
                                                                          Page 7


1.       OFFICES, ELECTION, TERM.

         a) Unless otherwise provided for in the certificate of incorporation, the board may elect or appoint a chairman, president, one or more vice-presidents, a comptroller, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

         b) All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

         c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

2.       REMOVAL, RESIGNATION, SALARY, ETC.

         a) Any officer elected or appointed by the board may be removed by the board with or without cause.

         b) In the event of the death, resignation or removal of an officer, the board in its discretion may select or appoint a successor to fill the unexpired term.

         c) Any two or more offices may be held by the same person, except the offices of chairman and secretary or president and secretary.

         d) The salaries of all officers shall be fixed by the board.

         e) The directors may require any officer to give security for the faithful performance of his duties.

3.       CHAIRMAN.

         The chairman shall preside at all meetings of the shareholders and of the board.

                          (as amended January 25, 1988)

4.       PRESIDENT.

         The Board of Directors shall appoint one of its members to be President. In the absence of the chairman, he shall preside at any meeting of the Board. The president shall be the chief executive officer and have general executive and administrative powers. He shall manage the business of the corporation and shall see that all orders and resolutions of the board are carried into effect. He shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

                          (as amended January 25, 1988)

5.       VICE-PRESIDENTS.
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                                                                          Page 8


         During the absence or disability of the president, the vice-president, or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

6.       SECRETARY.

         The secretary shall:

         a) attend all meetings of the board and of the shareholders;

         b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

         c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

         d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

         e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, including the number of shares of each respective class held by each;

         f) keep all the documents and records of the corporation as required by law or other wise in a proper and safe manner.

         g) perform such other duties as may be prescribed by the board.

7.       ASSISTANT-SECRETARIES.

         During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

8.       TREASURER.

         The treasurer shall:

         a)       have the custody of the corporate funds and securities.

         b) keep full and accurate accounts of receipts and disbursements in the corporate books;

         c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;
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                                                       By-Laws - Suffolk Bancorp
                                                    as amended November 22, 1993
                                                                          Page 9


         d) disburse the funds of the corporation as may be ordered and authorized by the board and preserve proper vouchers for such disbursements;

         e) render to the chairman, president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;

         f) render a full financial report at the annual meeting of the shareholders if so' requested,

         g) be furnished by all corporate officers and agents at his request with such reports and statements as he may require as to all financial transactions of the corporation;

         h) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the board or the president.

 9.      ASSISTANT-TREASURER.

         During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the treasurer.

10.      SURETIES AND BONDS.

         In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.


                       ARTICLE V - CERTIFICATES FOR SHARES

1.       CERTIFICATES.

         The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the chairman, president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

2.       LOST OR DESTROYED CERTIFICATES.

         The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the
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                                                       By-Laws - Suffolk Bancorp
                                                    as amended November 22, 1993
                                                                         Page 10


board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3.       TRANSFER OF SHARES.

         a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

         b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

4.       CLOSING TRANSFER BOOKS.

         The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.


                             ARTICLE VI - DIVIDENDS

         Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall think conducive to the interest of the corporation, and the board may modify or abolish any such reserve.


                          ARTICLE VII - CORPORATE SEAL
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                                                    as amended November 22, 1993
                                                                         Page 11


         The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money shall be a facsimile, engraved or printed.

                      ARTICLE VIII - EXECUTION OF INSTRUMENTS

         All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.


                            ARTICLE IX - FISCAL YEAR


         The fiscal year shall begin the first day of January in each year.

             ARTICLE X - REFERENCES TO CERTIFICATE OF INCORPORATION

         Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.


             ARTICLE XI - INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Subject to conditions and qualifications set forth in the Business Corporation Law of the State of New York, the corporation shall indemnify any person, made a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he (or she), his (or her) testator or intestate, is or was a director or officer of the corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation, as such duty is defined in Section 717 or Section 715(h) of the Business Corporation Law. Subject to the conditions and qualifications set forth in the Business Corporation Law of the State of New York, the corporation shall also indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, domestic or foreign, which he served in any capacity at the request of the corporation by reason of the fact, that he (or she), his (or her) testator or intestate was a director or officer of the corporation or served it in any capacity against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had
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                                                    as amended November 22, 1993
                                                                         Page 12


no reasonable cause to believe that his conduct was unlawful.


                          ARTICLE XII - BY-LAW CHANGES

               AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

         a) Except as otherwise provided in the certificate of incorporation the by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the board but any by-law adopted by the board may be amended by the shareholders entitled to vote thereon as hereinabove provided.

         b) If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.